                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2/A1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTERNATIONAL SURFACING, INC.
          ------------------------------------------------------------
                 (Name of small business issuer in its charter)

            Delaware                        3460                 52-2257557
            ---------            ------------------------        ----------
   (State or jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)

                5 Erie Street, Garfield, NJ 07026 (973) 253-6131
                ------------------------------------------------
          (Address and telephone number of principal executive offices)

                5 Erie Street, Garfield, NJ 07026 (973) 253-6131
                ------------------------------------------------
          (Address of principal place of business or intended principal place of business)

                 Mr. Samuel Serritella, President, International
                   Surfacing, Inc. 5 Erie Street, Garfield, NJ
                              07026 (973) 253-6131
            (Name, address and telephone number of agent for service)

                    Copy to: Christopher P. Flannery, Esquire
                        Astor Weiss Kaplan & Mandel, LLP
                           200 S. Broad St., 6th Floor
                             Philadelphia, PA 19102

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                Proposed maximum       Proposed maximum
Tile of each class of        Dollar amount to   offering               aggregate offering      Amount of
securities to be registered  be registered      price per unit         price                   registration fee*
=======================================================================================================================
Common Stock 6,000,000       $ 1,500,000        $ 0.25                 $ 1,500,000             $ 121.35
=======================================================================================================================

         *Estimated solely for purposes of calculating the registration fee.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement covers the registration of a total of 6,000,000 shares of common stock, $.0001 par value, of International Surfacing, Inc., a Delaware corporation (the "Common Stock"), of which (i) up to 1,000,000 shares of Common Stock are issuable upon conversion of the Company's Convertible Notes (the "Convertible Notes"); (ii) up to 2,000,000 shares of Common Stock are issuable for past research and development products and services and accrued but unpaid salaries and for future research and development products and services;
(iii) up to 1,000,000 shares may be sold directly by the Company through its officers and directors without payment of sales commissions and where permitted by law; and (iv) up to 2,000,000 shares of Common Stock issuable under existing Common Stock Purchase Options (the "Options"), exercisable at $0.25 per share. The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED October 1, 2003

                          INTERNATIONAL SURFACING, INC.

                              --------------------
                                   $1,500,000
                        6,000,000 Shares of Common Stock
                                 $0.25 Per Share

                              --------------------

         This is an offering (the "Offering") of up to 6,000,000 shares of common stock (the "Common Stock") of International Surfacing, Inc., a Delaware corporation (the "Company" or "ISI"). Of the 6,000,000 shares being offered, (i) up to 1,000,000 shares of Common Stock are issuable upon conversion of the Company's Convertible Notes (the "Convertible Notes"); (ii) up to 2,000,000 shares of Common Stock are issuable for past research and development products and services, accrued but unpaid salaries and for future research and development products and services; (iii) up to 1,000,000 shares may be sold directly by the Company through its officers and directors without payment of sales commissions and where permitted by law; and (iv) up to 2,000,000 shares of Common Stock issuable under existing Common Stock Purchase Options (the "Options"), exercisable at $0.25 per share. We will not receive any of the proceeds from the Common Stock to be issued in conversion of the Convertible Notes or for shares issued for past research and development products and services or accrued salaries. ISI will not receive cash proceeds for shares to be issued for future research and development products and services, but will receive the benefit of such products and services. The Company will receive cash proceeds from the exercise of Options, up to a maximum of $250,000 and will receive cash proceeds from the sales of up to 1,000,000 shares to be sold directly by the company through its officers and directors. The Company will pay all the costs of this Offering.

         Up to 4,000,000 shares of Common Stock offered by this prospectus may be sold by the holders of such shares or by Option holders who exercise options (the "Selling Securityholders"). The Selling Securityholders may offer the shares from time to time through public or private transactions, at prevailing market prices, or at privately negotiated prices.

         This investment involves certain substantial risks. See "Risk Factors," which begins on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."




                   The date of this prospectus is October __, 2003

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. In addition, copies of such documents may be obtained through the Commission's Internet address at http:\\www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed with the Securities and Exchange Commission as an exhibit to the Company's Exchange Act reports, or otherwise available from the Company, each such statement being qualified in all respects by such reference.

                               PROSPECTUS SUMMARY

         You should read the entire prospectus carefully, especially the risks of investing in the common stock discussed under "Risk Factors" beginning on page 4.

                                  THE OFFERING

Common Stock Offered                         6,000,000 shares of Common Stock

Shares of Common Stock Outstanding           34,000,000 shares of Common Stock
(If all shares offered hereby are sold)

Use of Proceeds                               ISI will not  receive  any of the  proceeds  from the
                                              Common  Stock  to be  issued  in  conversion  of  the
                                              Convertible  Notes  or for  shares  issued  for  past
                                              research  and  development  products and services and
                                              accrued  but unpaid  salaries.  ISI will not  receive
                                              cash  proceeds  for  shares to be issued  for  future
                                              research and development  products and services,  but
                                              will  receive  the  benefit  of  such   products  and
                                              services.  The Company  will  receive  cash  proceeds
                                              from the  exercise  of  Options,  up to a maximum  of
                                              $250,000  and an  additional  maximum of  $250,000 if
                                              the Company sells 1,000,000  shares  directly,  which
                                              the Company  estimates  will  result in net  proceeds
                                              after  expenses  of  $450,000.  The net  proceeds  of
                                              such   sales  will  be  used  for   working   capital
                                              purposes.


                                  OUR BUSINESS

         ISI is a development stage company in the business of developing, manufacturing and selling a rubber-faced horseshoes for use in racing and training (the "Products"). The Company is in the research and development phase, has had no revenues from operations and does not expect to generate such revenues for at least six months. ISI's founders have been developing their horseshoe product since mid-2000. To date, the Company has developed a number of prototype Products, which have been tested in actual training and racing conditions. ISI's current prototype is called the "StealthShoe"(TM) and is composed of an aluminum base bonded to a rubber face. The bonding technology is proprietary. Currently, over twenty-eight horses are using the StealthShoe(TM) in training and racing conditions. The Company is continuing to refine the Product and increase the number of trainers testing the StealthShoe(TM).

         To date, the Company has been funded with the sale of Company debt and equity. If the holders of Options exercise their Options and the Company sells the maximum of 1,000,000 shares in this Offering, the Company expects to receive net proceeds after expenses of approximately $450,000, which the Company expects will provide sufficient working capital for the next six months. See, "Risk Factors," below, page 5.

         The Company was incorporated in Delaware in 1996 as Harmonica Acquisition Corporation and changed its name in January, 2003. Our principal office is located at 5 Erie Street, Garfield, New Jersey 07026, and our telephone number is 973-253-6131.

         The Company is subject to the informational requirements of the Exchange Act and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. In addition, copies of such documents may be obtained through the Commission's Internet address at http:\\www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed with the Securities and Exchange Commission as an exhibit to the Company's Exchange Act reports, or otherwise available from the Company, each such statement being qualified in all respects by such reference.

         This prospectus contains forward-looking information. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and assumptions. Words such as "anticipates," "expects," "intends", "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We undertake no obligation to update these statements or publicly release the result of any revisions to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                                  RISK FACTORS

         ISI's business is subject to numerous substantial risk factors, including, but not limited to, the following:


RISKS RELATED TO ISI'S BUSINESS


         Development Stage Company; Limited Operating History. ISI is an early-stage company and ISI expects to encounter risks and difficulties frequently faced by early-stage companies in new markets. The Company is not aware of any competitor in the horseshoe industry using similar technology, but there are numerous companies that make and sell horseshoes of various types and compositions. ISI's founders have been developing their horseshoe product since mid-2000. Currently, over twenty-eight (28) horses are using the StealthShoe(TM) in training and racing conditions. ISI's limited operating history makes an evaluation of ISI's future prospects very difficult. ISI will encounter the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. ISI cannot be certain that ISI's business strategy will be successful or that ISI will successfully address these risks.


         ISI Anticipates Future Losses and Negative Cash Flow. ISI expects operating losses and negative cash flow to continue for the next twelve months. ISI anticipates its losses will continue because ISI expects to incur additional costs and expenses related to:

      -   brand development, marketing and other promotional activities
      -   expansion of ISI's operations
      -   continued development of ISI's Products
      -   implementation of systems to process customers' orders and payments
      -   creation of a computer network
      - expansion of ISI's Product manufacturing, and - development of relationships with strategic business partners.


         As of June 30, 2003, ISI had an accumulated deficit during the development stage of ($332,324). ISI incurred net losses of ($169,027) and had no revenues in the six months ended June 30, 2003. ISI's ability to become profitable depends on ISI's ability to generate and sustain sales while maintaining reasonable expense levels. If ISI does achieve profitability, ISI cannot be certain that ISI would be able to sustain or increase profitability on a quarterly or annual basis in the future. See page 11, "Plan of Operations."

         ISI's Limited Operating History Makes Future Forecasting Difficult. Because of ISI's limited history as a development stage company with no revenues from operations, ISI finds it difficult to forecast its sales and costs accurately. ISI has limited meaningful historical financial data upon which to base planned operating expenses, since it has been in the development stage without sales since inception. We base ISI's current and future expense levels on ISI's operating plans and estimates of future net sales. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders ISI may receive. Consequently, ISI may be unable to adjust ISI's spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause ISI's net losses in a given quarter to be greater than expected.

         ISI's Operating Results are Expected to be Volatile and Difficult to Predict. If ISI Fails to Meet the Expectations of Public Market Analysts and Investors, the Market Price of ISI's Common Stock May Decrease Significantly. ISI's annual and quarterly operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of ISI's control, including, among other things, the demand for ISI's products, unpredictability of consumer trends and technology changes. Because ISI's operating results are expected to be volatile and difficult to predict, ISI believes that quarter-to-quarter comparisons of ISI's operating results are not a good indication of ISI's future performance. It is likely that in some future quarter ISI's operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of ISI's Common Stock may fall significantly. Factors that may harm ISI's business or cause ISI's operating results to fluctuate include the following:

              - ISI's inability to obtain customers at reasonable cost;
              - decreases in the funds  available  for  marketing  and promoting
                ISI's services;
              - ISI's inability to manage rapid expansion of its services;
              - the  failure  to  develop  strategic  marketing  and
                manufacturing   relationships;
              - increases   in  the  cost  of advertising;
              - the  amount  and  timing  of  operating  costs and
                capital expenditures relating to expansion of ISI's operations.

         A number of factors will cause ISI's gross margins to fluctuate in future periods, including timing of service area expansion, the mix of services provided by ISI and the level of discount or introductory pricing. Any change in one or more of these factors could harm ISI's gross margins and operating results in future periods.

         ISI's Net Sales are Dependent Upon ISI's Ability To Offer ISI's Customers Dependable Quality Products at Competitive Prices. If ISI is not able to offer ISI's customers dependable Products at competitive prices, ISI's net sales and results of operations will be harmed. ISI's success depends on ISI's ability to provide dependable Products to its customers at competitive prices.

         To Manage ISI's Growth and Expansion, ISI Needs To Implement ISI's Internal Systems, Procedures and Controls. If ISI Is Unable To Do So Successfully, ISI's Business Would Be Seriously Harmed. Once ISI's Products go into commercial production (which we cannot assure), if its Products gain acceptance, ISI will shift its main focus from research and development to manufacturing, sales and marketing. This shift would entail a significant expansion in ISI's operations. ISI's growth in operations will place a significant strain on ISI's management, information systems and resources. In order to manage this growth effectively, ISI needs to continue to improve ISI's financial and managerial controls and reporting systems and procedures. ISI's failure to successfully implement, improve and integrate these systems and procedures would harm ISI's results of operations.

         ISI must Establish Reliable Manufacturing Facilities or Third-Party Manufacturing Relationships. Currently, ISI rents workshop space and makes its prototype StealthShoe(TM) by hand, using small scale stamping and manufacturing equipment. If ISI's StealthShoe(TM) and other Products gain customer acceptance, ISI must either: buy or lease larger-scale manufacturing facilities; or have its Products made by a third-party manufacturer. The Company has had discussions with several third-party manufacturers, but ISI has not reached any agreement with any party to make its Products. We believe that, at least initially, the Company must secure a third-party manufacturing partner. As part of any such relationship, ISI may grant an equity interest in ISI to its manufacturing partner, which would dilute the interests of the holders of Common Stock.

         ISI May Not Be Able To Compete Successfully Against Current and Future Competitors. Existing horseshoes of rubber, plastic or similar construction constitute a very small part of the overall market for horseshoes and are not designed for racing. If ISI's Products gain customer acceptance, ISI may face competition from other horseshoe manufacturers. Such competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm ISI's future net sales and results of operations, if any. Many of ISI's competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than does ISI. Many of these competitors can devote substantially more resources to marketing and promotion than can ISI.

         Intellectual Property Claims Against ISI Could Be Costly and Could Result In the Loss Of Significant Rights. Other parties may assert infringement or unfair competition claims against ISI. ISI cannot predict whether third parties will assert claims of infringement against ISI, or whether any future assertions or prosecutions will harm ISI's business. If ISI is forced to defend against any such claims, whether they are with or without merit or are determined in ISI's favor, then ISI may face costly litigation, diversion of technical and management personnel, or product shipment delays. Because of such a dispute, ISI may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to ISI, or at all. If there is a successful claim of product infringement against ISI and ISI is unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could harm ISI's business.

         If the Protection of ISI's Technology, Trademarks and Proprietary Rights Is Inadequate, ISI's Business Will Be Seriously Harmed. The steps ISI takes to protect ISI's proprietary rights may be inadequate. ISI regards ISI's copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to ISI's success. In addition, ISI intends to file for patent protection for its proprietary technology. ISI can give no assurance that any such patent will be granted for its StealthShoe(TM) technology. ISI relies on trademark and copyright law, trade secret protection and confidentiality or license agreements with ISI's employees, customers, partners and others to protect ISI's proprietary rights. ISI is in the process of filing for trademark protection for "StealthShoe"(TM) and related marks. Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which ISI will sell ISI's Products.

         The Loss of the Services of One Or More of ISI's Key Personnel, or ISI's Failure To Attract, Assimilate and Retain Other Highly Qualified Personnel in the Future Would Seriously Harm ISI's Business. The loss of the services of one or more of ISI's key personnel could seriously harm ISI's business. ISI depends on the continued services and performance of ISI's senior management and other key personnel, particularly Samuel Serritella, ISI's President and Chief Executive Officer and the inventor of ISI's proprietary technology. All of ISI's officers and key employees are bound by employment agreements. ISI does not have "key person" life insurance policies covering any of ISI's employees.

         Existing Stockholders Will Be Able to Exercise Significant Control Over ISI. Executive officers, directors and entities affiliated with them, if acting together, would be able to significantly influence all matters requiring approval by ISI's stockholders, including the election of directors and the approval of mergers or other business combination transactions. These stockholders, taken together, beneficially own approximately 54.5% of ISI's outstanding Common Stock and can elect all directors and pass any action requiring stockholder approval. See "Security Ownership of Certain Beneficial Owners and Management," page 17, and "Directors, Executive Officers, Promoters and Control Persons," page 17.

         It May Be Difficult For A Third Party To Acquire ISI. Provisions of ISI's Certificate of Incorporation, ISI's Bylaws and Delaware law could make it more difficult for a third party to acquire ISI, even if doing so would be beneficial to ISI's stockholders. See "Description of Securities," page 23.

RISKS RELATED TO SECURITIES MARKETS

         Volatility of stock prices. The stock market from time to time experiences significant price and volume fluctuations, some of which are unrelated to the operating performance of particular companies. In the event the Common Stock is listed on a stock exchange or an automated quotation system, we believe that a number of factors could cause the price of our Common Stock to fluctuate, perhaps substantially. These factors include, among others:

    o Announcements of financial results and other developments relating to our business;

    o    Changes in the general state of the economy; and

    o Changes in market analyst estimates and recommendations for our Common Stock.

         ISI May Be Unable to Meet ISI's Future Capital Requirements. ISI cannot be certain that additional financing will be available to ISI on favorable terms when required, or at all. If ISI raises additional funds through the issuance of equity, equity-related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of ISI's Common Stock and ISI's stockholders may experience additional dilution. ISI requires working capital to fund ISI's business. Since ISI's inception, ISI has experienced negative cash flow from operations and expects to experience significant negative cash flow from operations for the foreseeable future. ISI currently anticipates that ISI's available funds will not be sufficient to meet ISI's anticipated needs for working capital and capital expenditures through the next 6 months unless all outstanding Options are exercised and ISI sells a significant portion of the shares offered in this Offering. ISI expects to need to raise additional funds to remain in business and promote its Products.

         ISI May Be Unable To Continue Operations If Our Financial Difficulties Preclude ISI From Funding Our Operations. ISI incurred net losses during the year ended December 31, 2002. ISI's execution of its business plan depends upon its ability to resolve its liquidity problems, principally by obtaining capital, beginning commercial sales of its Products and generating sufficient revenues to become profitable. See, "Plan of Operations."

         ISI's Common Stock Price May Be Volatile, Which Could Result in Substantial Losses For Individual Stockholders. If and when the Common Stock begins to trade on an exchange or an automated quotation system, the market price for the Common Stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following, some of which are beyond ISI's control:

            - actual or anticipated  variations in ISI's  quarterly  operating results;
            - announcements  of new  products or services by ISI or
              ISI's competitors;
            - changes in financial estimates by securities
              analysts;
            - announcements  by  ISI or  ISI's  competitors  of  significant
              acquisitions,   strategic  partnerships,   joint  ventures  or
              capital commitments;
            - additions or departures of key personnel;
            - release  of lock-up or other  transfer  restrictions  on ISI's outstanding shares of Common Stock or sales of additional shares of Common Stock by the Company; and
            - potential litigation.

         If ISI's Common Stock Price Is Volatile, ISI Could Face a Securities Class Action Lawsuit. In the past, following periods of volatility in the market price of their stock, many companies have been the subjects of securities class action litigation. If disgruntled stockholders sued ISI in a securities class action, it could result in substantial costs and a diversion of management's attention and resources and would harm ISI's stock price.

         Substantial Sales of ISI's Common Stock Could Cause ISI's Stock Price To Fall. If ISI's stockholders sell substantial amounts of ISI's Common Stock in the public market, the market price of ISI's Common Stock could fall. Such sales also might make it more difficult for ISI to sell equity or equity-related securities in the future at a time and price that ISI deems appropriate.

         Reporting Requirements May Delay or Preclude Acquisition. Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by ISI. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of Common Stock owned by the Selling Securityholders, although we will receive net proceeds approximately $450,000 if all of the holders of Options exercise their Options and the Company sells 1,000,000 shares of Common Stock to be sold directly by the Company in this Offering. All proceeds from the sale of shares of Common Stock owned by the Selling Securityholders will be for the account of the Selling Securityholders described below. See "Selling Securityholders," page
__.


                                 DIVIDEND POLICY

         We have never paid any cash dividends on our Common Stock and anticipate that, for the foreseeable future, we will continue to retain any earnings for use in the operation of our business. Payment of cash dividends in the future will depend upon our earnings, financial condition, any contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors deemed relevant by our Board of Directors.



                                 CAPITALIZATION


         Accrued Liabilities                         ($117,115)
         Common StockTrans, Inc.                         2,550
         Additional Paid in Capital                    232,645
         Accumulated Deficit                          (332,324)
Total Liabilities and Capital                           19,985



                               PLAN OF OPERATIONS

         Overview

         ISI was founded to develop, manufacture, market and distribute unique rubber horseshoes and related services. We recognized an opportunity to develop a product that will take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. We expect our Product to be attractive to horses of any type. The Company's initial market is the horseracing industry; however, the Product can be used on any horse. After the StealthShoe(TM) becomes established in the horseracing industry, we intend to broaden our market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.

         After two and one-half years of research and development by ISI's founders, the Company has tested its StealthShoe(TM) Product in actual racing conditions, with favorable results. The Company is moving to increase its pool of research subjects to study the strength and wear characteristics of its Product. Through its ongoing research and development, ISI expects to continue to improve its Products and eventually move into commercial production. To date, the Company has given its Product to certain horse trainers in the New York City Metropolitan area in return for test data and reports from users. The test subjects have been trotters and pacers trained and raced in the New York City area. Currently, over twenty-eight horses are using the StealthShoe(TM) in training and racing conditions.


         The Company's Product consists of two layers of material, bonded in a proprietary way. The StealthShoe(TM) has an aluminum substrate and an outer face of tire-grade rubber. We believe that the rubber layer protects the horse's legs by cushioning the impact of each step.


         Over the next two to three months, ISI intends to complete research and Testing and rollout its first commercial Product at racetracks in the eastern United States. ISI intends to continually update and refine its Products and services to increase customer satisfaction.


         Liquidity and Capital Resources


         On the date of this prospectus, ISI has cash resources of approximately $2,849, with currently due expenses of $117,393, including normal trade payables.. Based on ISI's existing expenses, ISI will need to raise approximately $450,000 in new capital to fund six months of operations if ISI generated no revenues from operations.



         In the next two to three months, however, ISI plans to roll-out its first commercial Product and begin generating revenues. ISI may need to hire additional administrative and customer service personnel as it begins commercial production. To the extent ISI receives net proceeds from the exercise of Options and the direct sales of Common Stock through this Ofering, this will increase the Company's working capital.


         ISI has significant capital needs, which to date ISI has met through private sales of its debt and loans. ISI will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

                                    BUSINESS

         ISI was founded to develop, manufacture, market and distribute unique rubber horseshoes, such as our StealthShoe(TM) Product, and related products and services. We recognized an opportunity to develop a Product that will take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. We expect our Product to be attractive to horses of any type. The Company's initial market is the horseracing industry; however, the Product can be used on any horse.


         After two and one-half years of research and development by its founder, Mr. Seritella, the Company has tested its new Product in actual racing conditions, with favorable results. The Company has increased its pool of research subjects to improve the strength and wear characteristics of its Product. Through its ongoing research and development, ISI expects to continue to improve its Products and move into commercial production in by December 31, 2003. To date, the Company has given its prototypes of the StealthShoe(TM) to certain horse trainers in the New York City Metropolitan area in return for test data and reports from users. The test subjects have been trotters and pacers trained and raced in the New York City area. Currently, over twenty-eight horses are using the StealthShoe(TM) in racing and training conditions. Additional horses are using the Products in other non-racing applications.


         The Company's new horseshoe consists of two layers of material, bonded in a proprietary way. The shoe has an aluminum substrate and an outer face of tire-grade rubber. We believe that the rubber layer protects the horse's legs by cushioning the impact of each step.


         Over the next two to three months, ISI intends to complete research and Testing and rollout its first commercial Product by the end of December 2003 at racetracks and training stables in the eastern United States. ISI intends to continually update and refine its Products and services to increase customer satisfaction. Although ISI intends to continually refine its Products, ISI does not need additional research and development to sell its existing Product. See, Plan of Operations, above, page 11.



         There are two distinct markets for ISI's product. The first consists of owners and trainers of professional racehorses, which is the market on which the Company is now focused. In the near future, the Company intends to market a product to other professional horse users (mounted police, commercial riding stables and the like) and to general horse owners and veterinarians as a therapeutic shoe for lame horses. After the StealthShoe(TM) becomes established in the horseracing industry, we intend to broaden our market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.


         ISI has two full time employees and operates one facility at 5 Erie Street, Garfield, NJ 07026.

                                   MANAGEMENT

The directors and executive officers of ISI are as follows:


                                            Director or
                                            Officer
Name and Address (1)                Age     Since             Position(s)
----------------                    ---     -----             -----------

Samuel M. Serritella                58      2002              President, Chief Executive Officer,
                                                              Chairman of the Board

Andrew Aboyoun                      39      2002              Secretary

Gary Kouletas                       27      2002              Vice President

Louis Paulucci                      39      2002              Vice President

Michael Luterzo                     43      2002              Director, member of the Compensation
243 Longworth Avenue                                          Committee and the Audit Committee
Hasbrouck Heights, NJ 07604

Russell Frantz                      61      2002              Director, member of the Compensation
256 Ross Road                                                 Committee
Wallington, NJ 07057

Richard Ciarletta                   38      2002              Director, member of the Audit Committee
26 Kelsie Court
Matawan, NJ 07747

Thomas R. Miller                    65      2002              Director
405 East Oakview Drive
Waynesburg, Pa 15370


(1) Unless  otherwise  noted,  address is c/o ISI, 5 Erie Street,  Garfield,  NJ
07026


Samuel Serritella-President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Serritella was appointed President and a director of the Company in November 2002. Before his involvement in the Company, and for more than the past five years, Mr. Serritella has been self-employed in the tire recycling business.

Andrew Aboyoun-Secretary. Since 1996, Mr. Aboyoun has been a police officer for the Police Department of Passaic, New Jersey. Mr. Aboyoun graduated from Montclair State College in Montclair, New Jersey with a degree in Accounting in 1986 and was a certified public accountant. Mr. Aboyoun is also a Life Member of the Passaic Policeman's Benevolent Association, Local Number 14, and was recently elected Recording Secretry.

Gary Kouletas-Vice President. Mr. Kouletas is a Vice President of the Company. Before joining the Company in 2002, Mr. Kouletas has owned and operated a number of businesses. Since 1996, Mr. Kouletas has owned and operated a number of residential real estate projects in northern New Jersey. Mr. Koletas attended William Paterson College and Montclair State University, both located in New Jersey.

Louis Paulucci-Vice President. Mr. Paulucci has been involved in the training and racing of standard bred racehorses for twenty years and has owned and operated Louis Paulucci Stables since 1983. As a driver, Mr. Paulucci was named the Rookie of the Year at Pocono Downs Raceway in 1986. He has been a member of the United States Trotting Association since 1983. In addition to his racing and training experience, Mr. Paulucci also brings to the Company expertise in computer aided design-computer aided manufacturing ("Cad-Cam"), creating dies used in manufacturing the StealthShoe(TM).

Michael Luterzo-Director, Member of the Compensation Committee and the Audit Committee. Mr. Luterzo has over thirty years of experience in metal fabrication and manufacturing. Since 1990, Mr. Luterzo has been employed at Tappan Wire & Cable, Inc., where he currently holds the position of Vice President of Sales and Marketing.

Russell Frantz-Director, Member of the Compensation Committee. Since 1977, Mr. Frantz has been involved in the horseracing industry since 1977. From 1977 to 1993, Mr. Frantz was a licensed trainer-driver in the harness racing industry. From 1993 until the present, Mr. Frantz has been an Assistant Starter and Acting Patrol Judge for the New Jersey Sports Authority and holds an Associate Judge's license from the United States Trotting Association.

Richard Ciarletta-Director, Member of the Audit Committee. Mr. Ciarletta has been a director of the Company since November 2002. Since August, 1994, Mr. Ciarletta has been a vice president the Equity Division of Credit Suisse, First Boston in New York, where he is responsible for supervising registered representatives and sales assistants and in monitoring activity in investor accounts.

Thomas Miller-Director. Mr. Miller has had a varied career in the mining industry as a developer of new mining methods and inventor of mining machinery. Mr. Miller has been granted eight U.S. patents and five foreign patents on drilling and mining devices. Since 1998, Mr. Miller has owned and operated Interstate Environmental Technologies, Inc., a tire recycling business of which he is president. He is an internationally recognized expert in mining issues and has acted as a consultant to the United Nations and several foreign governments.

         The above listed directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, and until their successors have been duly elected and qualified. Our executive officers serve at the discretion of the Board of Directors. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of ISI serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. There is no family relationship between any executive officer or director of ISI.

Board Committees. The Board of Directors has established a Compensation Committee consisting of Mr. Frantz and Mr. Luterzo and an Audit committee whose members are Mr. Serritella, Mr. Luterzo and Mr. Ciarletta.

Compensation Committee Interlocks And Insider Participation. No members of the Compensation Committee serve on any other boards with any of the Company's officers or directors.

Director Compensation. ISI's directors do not receive any cash or other compensation for their service as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board meetings. Members of the Compensation Committee will be automatically granted options to purchase 25,000 shares of Company Common Stock each year at the first Board of Directors meeting each calendar year they serve on the Compensation Committee under the Company's 2003 Non-Employee Director Stock Option Plan. These options will have a ten year term and are exercisable at an exercise price of 100% of the fair market value on the date of grant. Members of the Compensation Committee are not eligible to receive options under the Company's 2003 Stock Option Plan, described below.

Compliance with Section 16. The Company's officers, directors and 5% or greater stockholders have filed all reports necessary under Section 16, but such reports were not timely filed.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation received for services rendered to ISI during the fiscal years ended December 31, 2001 and 2002 by our Chief Executive Officer. No officer received over $100,000 in compensation for those periods.


                           SUMMARY COMPENSATION TABLE

Name And Principal                  Annual Compensation       Other Annual      Long-Term        All Other
Position                   Year     Salary($)  Bonus($)       Compensation      Compensation     Awards
                                      Compensation

Samuel M. Serritella      2002       $50,000                 $0                  $0               $0
President

         ISI did not pay to our Chief Executive Officer or any executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the year ended December 31, 2002

         ISI does not have any defined benefit or actuarial plan with respect to our Chief Executive Officer or any executive officer under which benefits are determined primarily by final compensation and years of service.

Stock Grants and Options


2003 Non-Employee Director Stock Option Plan

         On May 22, 2003, the Board of Director's approved the 2003 Non-Employee Director Stock Option Plan. Under this Plan, on the first business day of each year following adoption of the Plan, each non-employee director who serves on the Compensation Committee of the Board receives an automatic grant of options to purchase 25,000 shares of Common Stock at the fair market value on the date of grant. Options granted under this Plan have a life of ten years from the date of grant. The Plan may grant a maximum of options to purchase 500,000 shares of Common Stock over the life of the Plan. The Board has requested that the Company's stockholders ratify the Plan at the next meeting of stockholders. No grants under this Plan will vest until the stockholders have approved the Plan.

2003 Stock Option Plan

         On May 22, 2003, the Board of Director's approved the 2003 Stock Option Plan. Under the terms of this Plan, all directors (except members of the Compensation Committee), officers, employees and consultants of the Company are eligible to receive grants of options, subject to the discretion of the Compensation Committee, which sets the exercise price, term and number of shares subject to options under the Plan. The Plan provides for both incentive (ISO's) and non-incentive stock options (NSO's). ISO's may have a term of no more than ten years and the exercise price must be no less than the fair market value of the Common Stock on the date of grant; except that in some cases the exercise price must be 110% of fair market value on the date of grant. The Plan may grant a maximum of options to purchase 5,000,000 shares of Common Stock over the life of the Plan. The Board has requested that the Company's stockholders ratify the Plan at the next meeting of stockholders. No grants under this Plan will vest until the stockholders have approved the Plan.

Security Ownership of Certain Beneficial Owners and Management

(a) Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth the beneficial ownership for ISI's sole class of Common Stock beneficially owned by all directors, officers and 5% or more holders.

Name and
Address of                 Nature of
Beneficial                 Beneficial       Number of
Owner(1)                   Ownership        Shares                    Percent
---------                  ---------        ------------------        -------
Samuel M. Serritella       Personal            11,926,000                42.5%
Andrew Aboyoun             Personal               850,000                 3.0%
Gary Kouletas              Personal               500,000                 1.8%
Louis Paulucci             Personal             1,480,000                 5.3%
Michael Luterzo            Personal                50,000                 0.1%
Russell Frantz             Personal               250,000                 0.9%
Richard Ciarletta          Personal               250,000                 0.9%

All officers and directors
As a group (7 persons)                         15,306,000                54.5%

(1) Address c/o ISI at 5 Erie Street, Garfield, NJ 07026.


Certain Relationships and Related Transactions

         None

                              PLAN OF DISTRIBUTION

         ISI is  registering  this  Offering  of shares on behalf of the Selling
Securityholders and the Company. ISI will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses.

         The Selling Securityholders shares may sell their shares to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may, from time to time, offer their securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents.

         The securities sold by the Selling Securityholders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

         Any underwriters, brokers, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the Selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each Selling stockholder has advised ISI that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

         At the time a particular offer is made by or on the behalf of the Selling Securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions, or concessions allowed, reallowed, or paid to dealers, and the proposed selling price to the public.

         The Selling Securityholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Selling Securityholders' shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and has been complied with by the Selling Securityholder.

         The Selling Securityholders will be subject to applicable provisions of the Exchange Act and its associated rules and regulations, including Regulation

M. These provisions may limit the timing of purchases and sales of shares of the Common Stock by the Selling Securityholders. ISI will make copies of this prospectus available to the Selling Securityholders and has informed them of the need for delivery of copies of this prospectus to purchases at or before the time of any sale of the shares.

                       OFFERING BY SELLING SECURITYHOLDERS

         The following tables set forth certain information concerning each of the Selling Securityholders. The Company is registering the shares to permit the Selling Securityholders and their transferees or other successors in interest to offer the shares from time to time. None of the Selling Securityholders has held any position or office or had a material relationship with ISI or any of our affiliates within the past three years other than as a result of the ownership of our Common Stock, except as disclosed below.

         Selling Securityholders are under no obligation to sell all or any portion of their shares. Particular Selling stockholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the Selling Securityholders will sell all of their shares.

--------------------------------------------------------------------------------------------------------------------
Robin Yuhas                 49 Manila Street                Clifton             New Jersey      07011           200
--------------------------------------------------------------------------------------------------------------------
Fred McCabe                 67 Cottage Place                Garfield            New Jersey      07026         2,000
--------------------------------------------------------------------------------------------------------------------
Beverly Rold                149 Ackerman Avenue             Clifton             New Jersey      07011           400
--------------------------------------------------------------------------------------------------------------------
Corinne McCabe              67 Cottage Place                Garfield            New Jersey      07026           800
--------------------------------------------------------------------------------------------------------------------
Brian Derendal              239 Parker Avenue               Clifton             New Jersey      07011            80
--------------------------------------------------------------------------------------------------------------------
Vincente Cruz               143 Hamilton Avenue             Clifton             New Jersey      07011        10,000
--------------------------------------------------------------------------------------------------------------------
Peter Asimakis              352 President Steet             Saddle Brook        New Jersey      07663         8,000
--------------------------------------------------------------------------------------------------------------------
Robert G. Fowler            787 Old York Road               Heightstown         New Jersey      08520         1,000
--------------------------------------------------------------------------------------------------------------------
Sarah A. Nystrom            787 Old York Road               Heightstown         New Jersey      08520         1,000
--------------------------------------------------------------------------------------------------------------------
Lawrence L. Vincent III     54 Oakwood Avenue               Bogota              New Jersey      07603         5,000
--------------------------------------------------------------------------------------------------------------------
Rory Bell                   8 Post Court                    Hillsborough        New Jersey      08844           800
--------------------------------------------------------------------------------------------------------------------
Mike Luterzo                243 Longworth Avenue            Hasbrouck Heights   New Jersey      07604        10,000
--------------------------------------------------------------------------------------------------------------------
Jesse Hildebrandt           125 Second Street               Mahwah              New Jersey      07430         6,000
--------------------------------------------------------------------------------------------------------------------
Louis A. Delforno           14 Birkett Court                Wayne               New Jersey      07470         6,000
--------------------------------------------------------------------------------------------------------------------
Roger Bell                  25 Parsons Road                 East Brunswick      New Jersey      08816         1,000
--------------------------------------------------------------------------------------------------------------------
Panagis Nikolatos           111 Lehman Lane                 Neshanic Station    New Jersey      08853           800
--------------------------------------------------------------------------------------------------------------------
Marie F. Rowe               140 Donizetti Place APT 13E     Bronx               New York        10475         2,000
--------------------------------------------------------------------------------------------------------------------
William Maguire             297 Highwood Street             Teaneck             New Jersey      07666        12,000
--------------------------------------------------------------------------------------------------------------------
Russel Frantz               25 Ross Road                    Wallington          New Jersey      07057        40,000
--------------------------------------------------------------------------------------------------------------------
Catherine T. Frantz         25 Ross Road                    Wallington          New Jersey      07057         6,000
--------------------------------------------------------------------------------------------------------------------
Ernie Barillari             499 Grewlock-RRK                Belleville          New Jersey      07109           500
--------------------------------------------------------------------------------------------------------------------
Donna Frank                 778 Somerset Drive              Webster             New York        14580           200
--------------------------------------------------------------------------------------------------------------------
Jim Pomponio                87 Ozone Avenue                 Cedar Grove         New Jersey      07009           500
--------------------------------------------------------------------------------------------------------------------
Carmela Pomponio            87 Ozone Avenue                 Cedar Grove         New Jersey      07009           500
--------------------------------------------------------------------------------------------------------------------
Josi Frantz                 17 Viewcrest Drive              Rochester           New York        14609           100
--------------------------------------------------------------------------------------------------------------------
Dennis M. Rawlins           41 Elmwood Drive                Elmwood Park        New Jersey      07407        10,000
--------------------------------------------------------------------------------------------------------------------
Athena Kouletas             246 Coolidge Avenue             Hasbrouck Heights   New Jersey      07604         1,000
--------------------------------------------------------------------------------------------------------------------
Paul Kouletas               246 Coolidge Avenue             Hasbrouck Heights   New Jersey      07604         1,000
--------------------------------------------------------------------------------------------------------------------
Peter Kefalis               330 Wadsworth Avenue            New York            New York        10040         2,000
--------------------------------------------------------------------------------------------------------------------
Grigoria Bell               8 Post Court                    Hillsborough        New Jersey      08844           400
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Stacey Panaretos            222 Wheeler Street              Cliffside Park      New Jersey      07010           400
--------------------------------------------------------------------------------------------------------------------
Haralambos Panaretos        518-3 Wallen Hills Drive        Fort Wayne          Indiana         46825           100
--------------------------------------------------------------------------------------------------------------------
Danny J. Dale               2113 Old Stone Mill Drive       Cranbury            New Jersey      08512         1,800
--------------------------------------------------------------------------------------------------------------------
Joseph Suranni              123 East Avenue                 Batavia             New York        14020         1,000
--------------------------------------------------------------------------------------------------------------------
Elizabeth Suranni           23 Woodcrest Drive              Batavia             New York        14020           400
--------------------------------------------------------------------------------------------------------------------
Robert Smith                95 Robbinsville-Allentown RD    Robbinsville        New Jersey      08691           800
--------------------------------------------------------------------------------------------------------------------
Donna Yeckley               225 Sunset Avnue                Heightstown         New Jersey      08520           800
--------------------------------------------------------------------------------------------------------------------
Joseph Giresi               552 Route 23 North              Franklin            New Jersey      07416         4,000
--------------------------------------------------------------------------------------------------------------------
Paul F. Luhrman             106 Clinton Street              Heightstown         New Jersey      08520         1,000
--------------------------------------------------------------------------------------------------------------------
Joanne M. Dale              3146 Prospect Avenue            Trevost             Pennsylvania    19053         1,200
--------------------------------------------------------------------------------------------------------------------
Henry J. Schaldonat         T-A Avon Drive                  East Windsor        New Jersey      08520           800
--------------------------------------------------------------------------------------------------------------------
Michael G. Thompson         227 Wilson Avenue               Heightstown         New Jersey      08520           800
--------------------------------------------------------------------------------------------------------------------
Ronald Walters              440 Larchwood Avenue            Trevost             Pennsylvania    19053         1,000
--------------------------------------------------------------------------------------------------------------------
Donald A. D'Andrea          45 North Main Street            Holley              New York        14470        10,000
--------------------------------------------------------------------------------------------------------------------
David A. D'Andrea           47 North Main Steet             Holley              New York        14470         5,000
--------------------------------------------------------------------------------------------------------------------
James M. D'Andrea           47 North Main Steet             Holley              New York        14470         5,000
--------------------------------------------------------------------------------------------------------------------
Douglas P. Verost           8 Cole Street                   Elmwood Park        New Jersey      07407         4,000
--------------------------------------------------------------------------------------------------------------------
Stojko Cicovski             11 Potter Road                  Clifton             New Jersey      07013           600
--------------------------------------------------------------------------------------------------------------------
Stojanka Cicovski           11 Potter Road                  Clifton             New Jersey      07013         4,400
--------------------------------------------------------------------------------------------------------------------
Trevor Nolan                144 Randolf Avenue              Clifton             New Jersey      07011        10,000
--------------------------------------------------------------------------------------------------------------------
Frank Hericz                175 Harrison Street             Pasaic              New Jersey      07055         4,000
--------------------------------------------------------------------------------------------------------------------
Lorcan J. Clavin            35 Spruce Court                 Clifton             New Jersey      07014        20,000
--------------------------------------------------------------------------------------------------------------------
Edwin Cruz                  239 Highland Avenue             Pasaic              New Jersey      07055         3,000
--------------------------------------------------------------------------------------------------------------------
Francisco D. Sanchez        17 Rosemont Avenue              West Milford        New Jersey      07480         6,000
--------------------------------------------------------------------------------------------------------------------
Luz DeGuzman                232 South Street                Saddle Brook        New Jersey      07663         1,200
--------------------------------------------------------------------------------------------------------------------
Koon Kim                    49 Mayfeild Terrace             East Lyme           Connecticut     06333        40,000
--------------------------------------------------------------------------------------------------------------------
Min Hunan Lim               49 Silver Street apt. c         Branford            Connecticut     06405        12,000
--------------------------------------------------------------------------------------------------------------------
Andrew Costa                705 West 179 st,                New York            New York        10033         1,200
--------------------------------------------------------------------------------------------------------------------
Donnamaria Rizzi            366 Deleware Ave                Paterson            New Jersey      07503         2,000
--------------------------------------------------------------------------------------------------------------------
Maria Colella               67 Passaic Avenue               Hawthorne           New Jersey      07506         2,000
--------------------------------------------------------------------------------------------------------------------
Lauren Loglisci             805 11th Ave Apt.5F             Paterson            New Jersey      07514           400
--------------------------------------------------------------------------------------------------------------------
Annette Wanamaker           584 Valley Road                 Clifton             New Jersey      07013        10,000
--------------------------------------------------------------------------------------------------------------------
Guilene Mallard             P.O. Box 6546                   Freehold            New Jersey      07728         1,200
--------------------------------------------------------------------------------------------------------------------
Richard Ciarletta           26 Kelsie Court                 Matawan             New Jersey      07747        20,000
--------------------------------------------------------------------------------------------------------------------
Liz Lanza Mancele           80-14 Sweet Briar Drive         Clark               New Jersey      07066         6,000
--------------------------------------------------------------------------------------------------------------------
Andrew Aboyoun              120 Van Riper Avenue            Clifton             New Jersey      07011        50,000
--------------------------------------------------------------------------------------------------------------------
Theodore Wagner             2 Dell Court                    Fairfeid            New Jersey      07004        10,000
--------------------------------------------------------------------------------------------------------------------
Gerilyn Baron               2 Dell Court                    Fairfeid            New Jersey      07004        10,000
--------------------------------------------------------------------------------------------------------------------
                                                                                                            381,380
--------------------------------------------------------------------------------------------------------------------


         (1) Based upon the information we have received, we assume that the Selling Securityholders have sole voting and investment power with respect to all shares owned.

         (2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of Common Stock shown as beneficially owned both prior to and after the offering by the Selling Securityholders represents an estimate of the number of shares of Common Stock to be offered by such Selling Securityholders assuming a conversion price of $.25 of the currently outstanding $95,345 in Convertible Notes.

         (3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.


         In recognition of the fact that certain Selling Securityholders may wish to be legally permitted to sell their shares of Common Stock when they deem appropriate, we agreed with certain Selling Securityholders to file with the Commission, under the Securities Act, a registration statement on Form SB-2, of which this prospectus is a part, with respect to the resale of the shares of Common Stock, and have agreed to prepare and file amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares of common stock are no longer required to be registered for the sale thereof by certain Selling Securityholders. Astor Weiss Kaplan & Mandel, LLP has been legal counsel to ISI for the past nine months.


         The sale of the Selling Securityholders' shares may be effected from time to time in transactions, which may include block transactions, in:
      o   the over-the-counter market;
      o   in negotiated transactions; or
      o   a combination of such methods of sale or otherwise.

         Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers:

      o  through  broker-dealers acting as agents; or
      o to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the market in negotiated transactions or otherwise.

         The Selling Securityholders have been advised that the shares may only be sold in New Jersey through a registered broker-dealer or in reliance upon an exemption from registration.

         Broker-dealers, if any, may receive compensation in the form of discounts, commissions, or concessions and/or the purchasers from whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

         If any of the following events occurs, the Company will amend this prospectus to include additional disclosure before the Selling Securityholder make offers and sales of their shares:

      o To the extent such securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would be set forth in this prospectus;
      o If the securities are sold in block transactions and the purchaser wishes to resell, such arrangements would be described in this prospectus;

      o If the compensation paid to broker-dealers is other than usual and customary discounts, commissions, or concessions, disclosure of the terms of the transaction would be included in this prospectus.

         This prospectus would also disclose if there are other changes to the stated plan of distribution, including arrangements that either individually or as a group would constitute an orchestrated distribution of the Selling Securityholders' shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' shares may not simultaneously engage in market making activities with respect to any securities of ISI for a period of at least two (and up to nine) business days before beginning such distribution. In addition, each Selling Securityholder desiring to sell shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of ISI' securities by such Selling Securityholders.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities may be deemed underwriting discounts and commissions under the Securities Act.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares of Common Stock having a par value of $.0001 each, of which 34,000,000 shares are currently outstanding; and 10,000,000 shares of Preferred Stock, $.0001 par value, of which no shares have been designated or are outstanding. There are currently approximately 69 holders of Convertible Notes.

         Common Stock

         Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares may elect all of the directors of ISI. The Common Stock does not have any preemptive rights. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our certificate of incorporation.

         Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of ISI, all assets and funds of ISI remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Ctock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

         In addition to the stock options described above in the section entitled "Compensation," ISI has granted outstanding options to the individuals listed below shares exercisable for ten years at $.25 per share.

Name                                  Number of Shares         Position

Richard Chiarletta                          50,000             Director
Michael Luturgo                             50,000             Director
Russell Frantz                              50,000             Director
Thomas Miller                               50,000             Director
Dennis Seritella                           500,000             Consultant
Salvatore Caravella                        500,000             Contractor
Jeanne Baxter                              175,000             Consultant
Paul Kouletas                              175,000             Consultant
Lorcan Clavin                              250,000             Consultant
NV Associates                               50,000             Consultant
Total                                    1,800,000

Shares eligible for future sale

         ISI can give no assurance as to the effect, if any, that future sales of Common Stock will have on the market price of our Common Stock. All of our shares of Common Stock currently outstanding are "restricted securities" as the term is defined in Rule 144 under the Securities Act, and under certain circumstances may be sold without registration pursuant to that rule after November 2003. Subject to the compliance with the notice and manner of sale requirement of Rule 144 and provided that we are current in our reporting obligations under the Exchange Act, a person who beneficially owns restricted shares of Common Stock for a period of at least one year is entitled to sell, within any three month period, shares equal to the greater of 1% of the then outstanding shares of Common Stock, or if the Common Stock is quoted on the NASDAQ System, the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of the required notice of sale on the Form 144, with the Commission. As of the date of this prospectus, no outstanding shares of Common Stock are eligible for sale pursuant to Rule 144. Sales of substantial amounts of the restricted shares of Common Stock in the public market could adversely effect the then prevailing market for our Common Stock.

         Transfer Agent

         The transfer agent for our common stock is Liberty Transfer Co., Inc., P.O. Box 558, Huntington, NY 11743.

                                  LEGAL MATTERS

         Astor Weiss Kaplan & Mandel, LLP, 200 South Broad Street, Philadelphia, PA 19102 will pass upon the validity of the Common Stock offered in this offering for us.

                                     EXPERTS

         Tedder, James, Worden & Associates, Certified Public Accountants, independent auditors, have audited our financial statements for the years ended December 31, 2002 and since inception as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Tedder, James, Worden & Associates' report, given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act with the Commission with respect to the Common Stock being registered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and any of its amendments and the exhibits, which are available for inspection without charge, and copies of which may be obtained at prescribed rates, at the office of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwestern

Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission maintains a Website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                LEGAL PROCEEDINGS

         None.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         We will provide, without charge, to each person who received a prospectus, upon written or oral request of such person to us at the mailing address or telephone number listed below, a copy of any of the information incorporated by reference. The mailing address and telephone number of our principal executive offices is International Surfacing, Inc., 35 Erie Street, Garfield, NJ 07026, (973) 253-6131.


Indemnification for Securities Act Liabilities.

         ISI is incorporated in Delaware. Under Section 78.7502 of the Delaware Revised Statutes, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, and agents, against expenses incurred in any action, suit, or proceeding. The Certificate of Incorporation and the By-laws of ISI provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the director derived an improper personal benefit. ISI's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

           INTERNATIONAL SURFACING, INC. (A DEVELOPMENT STAGE COMPANY)
                        Consolidated Financial Statements
                                December 31, 2002



                              [ GRAPHIC OMITTED ]




                    TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
                CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
==============================================================================
           AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK

                          INTERNATIONAL SURFACING, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                December 31, 2002



                                Table of Contents


Independent Auditors' Report ...............................................1


Financial Statements:

     Consolidated Balance Sheets ...........................................2

     Consolidated Statements of Operations .................................3

     Consolidated Statements of Stockholders' Deficit ......................4

     Consolidated Statements of Cash Flows .................................5


Notes to Consolidated Financial Statements .................................6

                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors
      International Surfacing, Inc.:


We have audited the accompanying consolidated balance sheet of International Surfacing, Inc. and subsidiary, (a development stage company), (the "Company") as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Surfacing, Inc. as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that International Surfacing, Inc. will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ TEDDER, JAMES, WORDEN & ASSOCIATES


Orlando, Florida
April 14, 2003

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                               ASSETS                                       DECEMBER 31,               MARCH 31,
                                                                                2002                     2003
                                                                         --------------------     --------------------
                                                                                                      (Unaudited)

Current assets:
      Cash                                                                     $           -                    2,560
                                                                         --------------------     --------------------

           Total current assets                                                            -                    2,560

 Property and equipment, net                                                           8,319                    7,758
 Security deposits                                                                     5,000                    5,000
                                                                         --------------------     --------------------

           Total assets                                                         $     13,319                   15,318
                                                                         ====================     ====================

               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Bank overdraft                                                            $     3,102                         -
      Accrued expenses                                                               49,964                   119,393
                                                                         --------------------     --------------------

          Total current liabilities                                                  53,066                   119,393

 Stockholders' deficit:
       Preferred stock                                                                     -                        -
       Common stock                                                                    2,521                    2,550
       Additional paid-in capital                                                     51,039                  123,420
       Deficit accumulated during the developmental stage                            (93,307)                (230,045)
                                                                         --------------------     --------------------

           Total stockholders' deficit                                               (39,747)                (104,075)
                                                                         --------------------     --------------------

          Total liabilities and stockholders' deficit                           $     13,319                   15,318
                                                                         ====================     ====================

        See accompanying notes to the consolidated financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               THREE               CUMULATIVE FROM
                                                      YEAR ENDED              MONTHS ENDED         JANUARY 1, 2002
                                                       DECEMBER 31,          MARCH 31,           (INCEPTION) THROUGH
                                                         2002                  2003                MARCH 31, 2003
                                                   ------------------    ------------------     ----------------------
                                                                            (UNAUDITED)              (UNAUDITED)
Expenses:
     General and administrative                      $        78,119               136,177                    214,296
     Depreciation                                                188                   561                        749
     Impairment loss                                          15,000                     -                     15,000
                                                   ------------------    ------------------     ----------------------

     Net loss                                        $        93,307               136,738                    230,045
                                                   ==================    ==================     ======================

     Basic and fully diluted loss per
        common share                                 $          0.00                  0.01
                                                   ==================    ==================

     Weighted average number of shares
        outstanding                                       25,000,000            25,330,996
                                                   ==================    ==================



        See accompanying notes to the consolidated financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

      For the year ended December 31, 2002 and the three months ended March 31, 2003 (unaudited)


                                               COMMON STOCK              ADDITIONAL   DEFICIT ACCUMULATED       TOTAL
                                                   ISSUED                 PAID-IN       DURING THE          STOCKHOLDERS'
                                       -----------------------------
                                         SHARES            AMOUNT         CAPITAL      DEVELOPMENT STAGE       DEFICIT
                                       --------------  -------------   ------------   -----------------    ---------------
Balances, December 31, 2001                        -      $       -              -                   -                   -

    Purchase of common stock                   1,200            760              -                   -                 760

    Exchange of shares with wholly
         owned subsidiary                 24,998,800          1,740         (1,740)                  -                   -

    Amount received for convertible
         debentures                          211,200             21         52,779                   -              52,800

Net loss                                           -              -              -             (93,307)            (93,307)
                                       --------------  -------------   ------------   -----------------    ----------------

Balances, December 31, 2002               25,211,200          2,521         51,039             (93,307)            (39,747)

    Amount received for convertible
         debentures (unaudited)              289,640             29         72,381                   -              72,410

    Net loss (unaudited)                           -              -              -            (136,738)           (136,738)
                                       --------------  -------------   ------------   -----------------    ----------------

Balances, March 31, 2003 (unaudited)      25,500,840     $    2,550        123,420            (230,045)           (104,075)
                                       ==============  =============   ============   =================    ================


        See accompanying notes to the consolidated financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     THREE MONTHS      CUMULATIVE FROM
                                                               YEAR ENDED              ENDED           JANUARY 1, 2002
                                                                DECEMBER 31,         MARCH 31,        (INCEPTION) THROUGH
                                                                  2002                 2003             MARCH 31, 2003
                                                            ------------------    ----------------    -------------------
                                                                                      (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
    Net loss                                                    $     (93,307)           (136,738)              (230,045)
    Adjustments to reconcile net loss to net cash
       (used in) provided by operating activities:
           Depreciation                                                   188                 561                    749
           Impairment loss                                             15,000                   -                 15,000
           Changes in assets and liabilities:
              Deposits                                                 (5,000)                  -                 (5,000)
              Accrued expenses                                         49,964              69,429                119,393
              Bank overdraft                                            3,102              (3,102)                     -
                                                            ------------------    ----------------    -------------------

                   Net cash (used in) operating activities            (30,053)            (69,850)               (99,903)

Cash flows from investing activities:
    Investment in subsidiary                                          (15,000)                  -                (15,000)
    Purchase of equipment                                              (8,507)                  -                 (8,507)
                                                            ------------------    ----------------    -------------------

                   Net cash used in investing activities              (23,507)                  -                (23,507)

Cash flows from financing activities:
    Issuance of common stock                                              760                   -                    760
    Amount received from convertible notes                             52,800              72,410                125,210
                                                            ------------------    ----------------    -------------------

              Net cash provided by financing activities                53,560              72,410                125,970
                                                            ------------------    ----------------    -------------------

              Net increase in cash                                          -               2,560                  2,560

Cash at beginning of period                                                 -                   -                      -
                                                            ------------------    ----------------    -------------------

Cash at end of period                                           $           -               2,560                  2,560
                                                            ==================    ================    ===================


        See accompanying notes to the consolidated financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    CORPORATE ORGANIZATION

              International   Surfacing,   Inc.  a  Delaware  corporation  ("the
              Company") was formed on January 9, 1998, but did not begin operation until 2002.

              The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial market is the horse racing industry; however, the Company feels that the product can be used on any horse.

              In December 2002, the Company purchased all of the outstanding common stock of Harmonica Acquisition Corp. ("Harmonica") for $15,000. At the date of the acquisition Harmonica did not have any net assets or operations. In connection with the acquisition agreement, Harmonica and the Company entered into an agreement to exchange the shares of the Company common stock, which were increased to 25,000,000, for 25,000,000 shares of Harmonica. The share exchange was not completed until January 28, 2003, however, the exchange has been treated as a recapitalization and the 25,000,000 shares has been reflected as outstanding at December 31, 2002.

              The Company has 20,000,000 shares of preferred stock disclose preferences, dividend policy, etc. authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001.

       (B)    PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold improvements and are amortized on a straight-line basis using an estimated useful life of 3 years which represents the applicable lease period, plus any renewal periods which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                          INTERNATONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       (C)    INCOME TAXES

              The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

       (D)    ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (E)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they payable on demand.


(2)    CONTINGENCY

       At December 31, 2002, the Company has a stockholders' deficit of $39,747 and $104,075, respectively, and has significant capital needs, which to date has been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

                          INTERNATONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



(3)    RECENT ACCOUNTING PRONOUNCEMENTS

       In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business
       Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets". FAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. FAS 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.

       Effective January 1, 2002, the Company adopted FAS 142 (see Note 4).

       The FASB issued FAS No. 143, "Accounting for Asset Retirement Obligations" in August 2001. FAS 143, which will become effective for the Company beginning in 2003, establishes accounting standards for the recognition and measurement of asset retirement obligations and their associated asset retirement costs. The Company does not expect the adoption of FAS 143 to have a material impact on its consolidated results of operations and financial position.

       The FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in August 2001. FAS 144, which became effective for the Company beginning with the first quarter of fiscal 2002, establishes a single accounting model for long-lived assets to be disposed of by sales and also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of FAS 144 had no impact on the consolidated results of operations and financial position.

       In April 2002, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". FAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and also eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of FAS 145 had no impact to the Company.

       In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. FAS 146 requires that the initial measurement of liability be at fair value. FAS 146 will become effective for the Company beginning in 2003 and the Company does not expect the adoption to have a material impact on its consolidated results of operations and financial position.

                          INTERNATONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


(4)    GOODWILL

       Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). The adoption of FAS 142 required an initial impairment assessment involving a comparison of the fair value of goodwill to current carrying value. In connection with the adoption of FAS 142 the Company recorded an impairment loss for the goodwill in connection with the acquisition of Harmonica.


(5)    PROPERTY AND EQUIPMENT

       Equipment consisted of the following:

                                                                                              MARCH 31, 2003
                                                                     DECEMBER 31, 2002          (UNAUDITED)
                                                                    --------------------    --------------------

            Office equipment                                        $           1,475                   1,475
            Leasehold improvements                                              7,032                   7,032
                                                                    --------------------    --------------------

            Less accumulated depreciation                                        (188)                   (749)
                                                                    --------------------    --------------------

                                                                    $           8,319                   7,758
                                                                    ====================    ====================

       For the year ended December 31, 2002 and three months ended March 31, 2003, depreciation expense amounted to $188 and $561, respectively.

       (Items referred to at March 31, 2003 and for the three months ended March
       31, 2003 are unaudited).


(6)    COMMITMENTS

       The Company leases its administrative  facilities under operating leases.
       Future minimum rentals due under non-cancelable leases are as follows for each of the year ending December 31:

                       2003                                                                $         30,000
                                                                                          ======================

       Rent expense totaled $-0- and $7,500 for the year ended December 31, 2002 and three months ended March 31, 2003, respectively.

       (Items referred to at March 31, 2003 and for the three months ended March 31, 2003 are unaudited).

                          INTERNATONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



(7)    SUBORDINATED DEBENTURES

       During 2002 and the three month period ended March 31, 2003, the Company received proceeds of $52,800 and $72,410, respectively, relating to subordinated debenture agreements. The Company received the proceeds at the same time the purchasers elected to convert the debentures to common stock at four shares of common stock for every one of debentures. The accompanying balance sheets at December 31, 2002 and March 31, 2003 reflect the common stock issuable pursuant to the debentures exercised even though the common stock was not issued until 2003.

       (Items referred to at March 31, 2003 and for the three months ended March 31, 2003 are unaudited).


(8)    LOSS PER SHARE

       In computing the loss per share the 25,000,000 shares issued in connection with the recapitalization are considered to be outstanding for the entire year ended December 31, 2002. Common shares issuable pursuant to subordinated debentures converted are considered to be issued as of January 1, 2003 and April 1, 2003, respectively, for proceeds received with the shares not having been issued at the end of the respective periods. Proceeds relating to shares converted in the three month ended March 31, 2003, that were issued prior to March 31, 2003, were considered to be outstanding on the date that the stock was issued.

       (Items referred to at March 31, 2003 and for the three months ended March 31, 2003 are unaudited).


(9)    SUBSEQUENT EVENTS

       In connection with a proposed filing on Form SB-2 the Company has entered into an agreement to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through May 31, 2003 and for services rendered. The Company recorded compensation expense of $48,107 and $70,386 for the year ended December 31, 2002 and three months ended March 31, 2003, respectively, relating to the agreements. The compensation expense recorded is included in accrued liabilities at December 31, 2002 and March 31, 2003, respectively.

       The proposed Form SB-2 filing also include options to be issued for 1,000,000 shares of common stock exercisable at $.25 per share. The term of the option is ten years.

       (Items referred to at March 31, 2003 and for the three months ended March 31, 2003 are unaudited).

 [DATE]

                          INTERNATIONAL SURFACING, INC.

                        6,000,000 Shares of Common Stock



                      ------------------------------------


                                   PROSPECTUS

                      ------------------------------------





------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date hereof.

===============================================================

                                TABLE OF CONTENTS
                                                                  Page

PROSPECTUS SUMMARY                                                 1

RISK FACTORS                                                       2

USE OF PROCEEDS                                                    6

DIVIDEND POLICY                                                    7

CAPITALIZATION                                                     8

SELECTED FINANCIAL DATA                                            9

PLAN OF OPERATIONS                                                 9

BUSINESS .                                                        11

MANAGEMENT                                                        17

CERTAIN TRANSACTIONS                                              20

PRINCIPAL STOCKHOLDERS                                            21

PLAN OF DISTRIBUTION                                              22

OFFERING BY SELLING SECURITYHOLDERS                               24

DESCRIPTION OF SECURITIES                                         27

SHARES ELIGIBLE FOR FUTURE SALE                                   27

LEGAL MATTERS                                                     28

EXPERTS                                                           28

ADDITIONAL INFORMATION                                            28

INFORMATION NOT REQUIRED IN PROSPECTUS                            28

INDEX TO FINANCIAL STATEMENTS                                     F-1

Until _________, 2003 (25 days after the date of this prospectus), all dealers that effect transactions in these shares of Common Stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification of Directors and Officers

         ISI is  incorporated  in  Delaware.  Under  Delaware  Revised  Statutes
Section 78.7502, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, and agents, against expenses incurred in any action, suit, or proceeding. The Certificate of Incorporation and the By-laws of ISI provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the director derived an improper personal benefit. ISI's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


     Filing Fee-- Securities and Exchange Commission             $     122
     Fees and Expenses of Accountants                            $  10,000
     Fees and Expenses of Legal Counsel                          $  30,000
     Blue Sky Fees and Expenses                                  $   1,500
     Printing and Engraving Expenses                             $   2,500
     Miscellaneous Expenses                                      $   5,878
                                                                 ---------
                  Total                                          $  50,000
                                                                 ---------

Recent Sales of Unregistered Securities

As listed below, the Company issued shares of its Common Stock, par value $.0001 per share, to the following individuals or entities for the consideration as listed in cash or services. All sales made within the United States or to United States citizens or residents were made in reliance upon the exemptions from registration under the Securities Act of 1933 as follows:

(a) Securities sold. The Company sold and issued its securities during the three year period preceding the date of this registration statement in a series of private transactions or exempt offerings of securities; as follows:

Samuel M. Serritella                        11,926,000 Shares
Andrew Aboyoun                                 850,000
Gary Kouletas                                  500,000
Louis Paulucci                               1,480,000
Michael Luterzo                                 50,000
Russell Frantz                                 250,000
Richard Ciarletta                              250,000

         Of these shares of Common Stock, all were issued in connection with the formation of the Company in November 2002, except for 3,000,000 shares of Common Stock issued to Mr. Seritella in May 2003 for his services in the development of the Product and the preparation of this registration statement.

     Certain of the shares of Common Stock of the Company were sold and issued on various dates, described above, for investment purposes in "private transactions" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act. In summary, Rule 144 applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in nonpublic transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or nonrestricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11) of the Securities Act of 1933, as amended, if six conditions are met:

(1) Current public information must be available about the issuer unless sales are limited to those made by non-affiliates after two years.
(2) When restricted securities are sold, generally there must be a one-year holding period. (3) When either restricted or nonrestricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by non-affiliates.
(4) Except for sales of restricted securities made by non-affiliates after two years, all sales must be made in brokers' transactions as defined in
     Section 4(4) of the Securities Act of 1933, as amended, or a transaction directly with a "market maker" as that term is defined in Section 3(a)(38) of the 1934 Act.

(5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.
(6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.

(b) Underwriters and other purchasers. There were no underwriters in the sale and issuance of any of the Company's securities. All of the purchasers of Common Stock from the Company have had a pre-existing personal or business relationship with the Company or its officers and directors.

Consideration.

The Company issued certain shares of Common Stock in exchange for shares in the Company's subsidiary, International surfacing, Inc., a New Jersey corporation and now a wholly-owned subsidiary of the Company and for services rendered to the Company. In addition, the Company sold certain Convertible Notes, convertible into Common Stock at a conversion price of $.25 per share.

(d) Exemptions from Registration Relied Upon.

The sale and issuance of the shares of Common Stock and the Convertible Notes were exempt from registration under the Securities Act of 1933, as amended, by virtue of either section 3(b) or 4(2) and, in certain cases, Regulation D promulgated thereunder. Purchasers in transactions exempt under Section 4(2) and Rule 506 purchased shares from the Company for investment and not with a view to distribution to the public.

Exhibits and Financial Statement Schedules

                                  EXHIBIT INDEX

3.1      Certificate of Incorporation.(*)
3.2      By-Laws of ISI.(*)
5.1      Opinion of Astor Weiss & Kaplan, LLP**
10.1     Lease*
21.1     Subsidiaries of the Company*
24.1 Consent of Tedder, James, Worden & Associates: certified public accountants
24.2     Consent of Astor, Weiss & Kaplan, LLP**

----------
* Previously filed
** To be filed by amendment.


(b)  The  following   financial   statement   schedules  are  included  in  this
Registration Statement:


Undertakings

     The undersigned registrant hereby undertakes:


(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Garfield, NJ on May 23, 2003.



         INTERNATIONAL SURFACING, INC.



         By   /s/ Samuel M. Serritella
            --------------------------------------------------
                  Samuel M. Serritella
                  President and CEO

         By  /s/  Andrew Aboyoun
            --------------------------------------------------
                  Andrew Aboyoun
                  Secretary



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         By    /s/ Richard Ciarletta
            --------------------------------------------------
                   Richard Ciarletta
                   Audit Committee/ Director

         By   /s/  Thomas Miller
            --------------------------------------------------
                   Thomas Miller
                   Director

         By  /s/  Russell Frantz
           ---------------------------------------------------
                     Russell Frantz
                     Compensation Committee/ Director